UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 4, 2021

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

Appointment of New Director

On February 4, 2021, NetApp, Inc.’s board of directors (the “Board”) approved an increase in the number of authorized directors on the Board from eight (8) to nine (9) and appointed Carrie Palin as a member of the Board to fill the vacancy created thereby.

There are no arrangements or understandings between Ms. Palin, on the one hand, and NetApp, Inc. (“the Company”) or any other persons, on the other hand, pursuant to which Ms. Palin was selected as a director. There are no related party transactions between the Company and Ms. Palin (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Palin does not have any family relationships with any of the Company’s directors or executive officers.

Ms. Palin will serve as a member of the Compensation Committee.

As a non-employee director, Ms. Palin will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2019. In addition, it is expected that she will enter into the Company’s standard form of director indemnification agreement previously approved by the Board. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending on July 25, 2014, as filed with the SEC on August 28, 2014.

A copy of the Company’s press release announcing the appointment of Ms. Palin to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Appointment of Principal Accounting Officer

On February 4, 2021, the Company announced the appointment of Robert Parks, age 48, as the principal accounting officer of the Company. Mr. Parks joined the Company on January 28, 2021 as Vice President, Chief Accounting Officer.

Prior to joining the Company, Mr. Parks served as executive vice president and chief accounting officer of Syneos Health from November 2018. Mr. Parks was previously employed by IQVIA, where he served as senior vice president, corporate controller and vice president, finance from 2011 to 2017. Mr. Parks was previously employed in a variety of finance roles at TMX Finance, Allscripts, N.E.W. Customer Service Companies, Inc. and OAO Technology Solutions. He was also a manager with Ernst & Young LLP. Mr. Parks holds a B.A. degree in Business from the University of Maryland.

Mr. Parks does not have a family relationship with any of the officers or directors of the Company.

There were no understandings or arrangements between Mr. Parks and any other person pursuant to which they were selected as an officer of the Company. There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The material terms of Mr. Parks’ offer letter, as approved by the Board of Directors (the “Board”) of the Company, are as follows:

•	His annual base salary will be $420,000.
•	His annual incentive compensation target percentage will be 48% of his base salary.
•

The Company will grant $800,000 in value of service-vested restricted stock units (“RSUs”), on or about the fifteenth of the month following the month in which Mr. Parks’ commences employment with the Company, which shall vest 25% on each anniversary of the vesting commencement date, subject to Mr. Parks’ continued employment with the Company through the applicable vesting date. The service-vested RSUs will be granted pursuant to the form of RSU Agreement previously approved by the Committee.

Mr. Parks will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 4, 2021, announcing appointment of Carrie Palin to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

February 4, 2021	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary